Exhibit 10.1

ORIC PHARMACEUTICALS, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of June 24, 2023 (the “Effective Date”), by and among ORIC Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the purchasers whose names and addresses are set forth on the signature pages hereof (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Purchasers desire to purchase, and the Company has agreed to sell, 9,285,710 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and 2,857,142 pre-funded warrants to purchase Common Stock in the form attached hereto as Exhibit A (the “Pre-Funded Warrants”), for a purchase price of $7.00 per share and $6.9999 per Pre-Funded Warrant and aggregate gross proceeds to the Company of approximately $85 million.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree, severally and not jointly, as follows:

SECTION 1 AUTHORIZATION OF SALE OF SECURITIES.

The Company has authorized the sale and issuance of shares of its Common Stock and Pre-Funded Warrants to the Purchasers on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock that may be sold to the Purchasers hereunder at the Closing (as defined in Section 3.1) shall be referred to as the “Shares.”

SECTION 2 AGREEMENT TO SELL AND PURCHASE THE SHARES.

2.1 Purchase. At the Closing, the Company will issue, sell and deliver to each Purchaser, and such Purchaser will purchase from the Company, that number of Shares and/or Pre-Funded Warrants set forth opposite such Purchaser’s name on Schedule A hereto, for the purchase price set forth therein (the “Purchase Price”).

2.2 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act (as defined in Section 4.3 below).

(b) “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(c) “Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree, arbitration award or finding or any other legally enforceable requirement.

(d) “Material Adverse Effect” has the meaning set forth in Section 4.1

(e) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(f) “Securities” means the Shares, the Pre-Funded Warrants and the Warrant Shares.

(g) “Trading Market” means the Nasdaq Global Select Market.

(h) “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

SECTION 3 CLOSING, CLOSING CONDITIONS AND CLOSING DELIVERIES.

3.1 Closing. The closing of the purchase and sale of the Shares and Pre-Funded Warrants pursuant to this Agreement (the “Closing”) shall occur no later than 5:00 p.m., Pacific time, on June 27, 2023, subject to the satisfaction or waiver of all of conditions set forth in Section 3.2 and the delivery of all of the closing deliveries set forth in Section 3.3 (such date, the “Closing Date”), at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304, or at such other time and place as may be agreed to by the Company and the Purchasers. At or prior to the Closing, each of the Company and the Purchasers shall execute any related agreements or other documents required hereunder to be executed as of the Closing hereunder, each dated as of the date of the Closing.

3.2 Closing Conditions.

(a) Mutual Closing Condition. There shall have been no Law enacted, entered, promulgated, enforced or deemed applicable by any governmental authority of competent jurisdiction that is in effect and makes illegal or otherwise prohibits or materially delays the consummation of the Closing.

(b) Conditions to Purchaser’s Obligations. Each Purchaser’s obligation to purchase the Shares and/or Pre-Funded Warrants (as applicable) at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived:

(i) The Company’s representations and warranties in Section 4 shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of the date of the Closing, other than the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.8, 4.9, and 4.14, which shall be true and correct in all respects as if they had been made on and as of the date of the Closing.

(ii) The Company shall have performed and complied with in all material respects all agreements and conditions herein required to be performed or complied with by the Company on or before the Closing, or any breach or failure to do so has been cured.

(iii) There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(c) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Securities at the Closing to a Purchaser is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived:

(i) Such Purchaser’s representations and warranties in Section 5 shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(ii) Such Purchaser shall have performed and complied with in all material respects all agreements and conditions herein required to be performed or complied with by it on or before the Closing, or any breach or failure to do so has been cured.

3.3 Closing Deliveries.

(a) Payment of the Purchase Price at Closing. At the Closing, each Purchaser shall deliver, or cause to be delivered, to the Company, an amount equal to the Purchase Price by wire transfer of immediately available funds to the Company’s account pursuant to wire instructions set forth in Schedule B. Each Purchaser’s obligations to pay the Purchase Price shall be several and not joint.

(b) Issuance of the Securities at the Closing. At the Closing, the Company shall issue, or cause the Company’s transfer agent to issue, to each Purchaser through a book-entry account maintained by the Company’s transfer agent the number of Shares purchased by such Purchaser, as set forth in Schedule A hereto, at the Closing against payment by such Purchaser of the Purchase Price. Such Shares shall be appropriately legended as set forth in Section 5.11 herein. For each Purchaser of Pre-Funded Warrants, the Company shall deliver a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to the number of Warrant Shares as set forth in Schedule A hereto, with an exercise price equal to $0.0001, subject to adjustment as provided therein.

(c) Secretary’s Certificate. At the Closing, the Purchasers shall have received a certificate signed by the Secretary of the Company, certifying the resolutions of the Board of Directors of the Company or a duly authorized committee thereof approving this Agreement and all of the transactions contemplated hereunder.

(d) Compliance Certificate. At the Closing, the Purchasers shall have received a certificate signed by the President and Chief Executive Officer of the Company certifying to the fulfillment of the conditions set forth in Section 3.2(b).

(e) Opinion. At the Closing, the Purchasers shall have received an opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, dated as of the Closing Date, in a form reasonably satisfactory to the Purchasers.

(f) Lock-Up Agreements. At the Closing, the Purchasers shall have received executed lock-up agreements, dated as of the date hereof, by and among the Company and the directors and officers of the Company listed on Schedule C hereto, in the form attached hereto as Exhibit B, which lock-up agreement may only be waived by the Company upon receipt of written consent of the Purchasers holding at least a majority of the Securities then held by all Purchasers.

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as disclosed in the SEC Documents (as defined in Section 4.4 below), the Company hereby represents and warrants to the Purchasers as follows:

4.1 Organization and Standing; Subsidiaries. The Company has been duly incorporated or organized and is validly existing and in good standing under the laws of Delaware or other jurisdiction of incorporation or organization, has full corporate or other power and authority necessary to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have resulted in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform on a timely basis its material obligations under this Agreement with respect to Closing (any of (i), (ii) or (iii), a “Material Adverse Effect”). The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity.

4.2 Corporate Power; Authorization. The Company has all requisite corporate power, and the Company and its Board of Directors have taken all requisite corporate action, to authorize, execute and deliver this Agreement, to consummate the transactions contemplated herein and therein, including to sell, issue and deliver the Securities to the Purchasers, and to carry out and perform all of the Company’s obligations hereunder and thereunder. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.

4.3 Issuance and Delivery of the Securities. The Shares and Pre-Funded Warrants have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Pre-Funded Warrants, in accordance with their terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Securities is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other Person or any liens or encumbrances, other than encumbrances under applicable securities laws. Assuming the accuracy of the representations made by the Purchasers in Section 5, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

4.4 SEC Documents; Financial Statements; Independent Accountants. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act). The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed or will file in a timely manner all documents that the Company was or is required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) of the Exchange Act, since becoming subject to the requirements of the Exchange Act (the foregoing documents (together with any documents filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Documents”). As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective filing dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company set forth in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments). The accountants who certified the Financial Statements are independent public accountants as required by the Securities Act and the Exchange Act and the regulations thereunder and the Public Company Accounting Oversight Board.

4.5 Capitalization. As set forth in the SEC Documents as of the date set forth therein, all of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. Except as disclosed in the SEC Documents, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or voting debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Neither the execution of this Agreement nor the issuance of Common Stock or other securities pursuant to any provision of this Agreement will give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights. Other than the Common Stock, there are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), or the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), are included in the SEC Documents, and the Company shall not amend or otherwise modify the Certificate of Incorporation or Bylaws prior to the Closing.

4.6 Litigation. There are no legal or governmental actions, suits or other proceedings pending or, to the knowledge of the Company, threatened against the Company, before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to (a) challenge this Agreement or prohibit or delay the transactions contemplated herein or (b) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.

4.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority or the Trading Market on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected by the Company in accordance with such laws.

4.8 No Default or Consents. The Company is not in violation or default under its organizational documents. Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including the issuance, sale and delivery by the Company of the Shares and Pre-Funded Warrants, the reservation for issuance and issuance of the Warrant Shares) will: (i) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which any of its respective properties or business is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation (including federal and state securities laws and regulations) and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, applicable to the Company, or (ii) violate or conflict with any provision of the Certificate of Incorporation or the Bylaws, except in the case of clause (i) as would not cause, either individually or in the aggregate, a Material Adverse Effect, and except for such consents or waivers which have already been obtained and are in full force and effect.

4.9 No Material Adverse Change. Since December 31, 2022, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial conditions that would be required to be disclosed by the Company under applicable securities laws at the Effective Date that has not been publicly disclosed at least one Business Day prior to the Effective Date.

4.10 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares and Pre-Funded Warrants.

4.11 No Integrated Offering. None of the Company or any of its Affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares and Pre-Funded Warrants under the Securities Act or cause this offering of the Shares and Pre-Funded Warrants to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including under the rules and regulations of the Trading Market.

4.12 Sarbanes-Oxley Act. The Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and the rules and regulations promulgated by the Commission thereunder that are effective and applicable to the Company as of the date hereof.

4.13 Intellectual Property. To the knowledge of the Company, the Company owns, possesses, licenses or has rights to use, on terms that the Company believes to be reasonable, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets, know-how and other similar rights that are necessary or material for use in connection with the business of the Company as described in the SEC Documents (collectively, the “Intellectual Property Rights”), except where the failure to own, possess or license such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received written notice alleging the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy and confidentiality of the Intellectual Property Rights, where applicable, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.14 Disclosure. The Company understands and confirms that the Purchasers will rely on the representations, warranties and covenants set forth in this Section 4 in effecting the transactions contemplated by this Agreement. To the knowledge of the Company, all due diligence materials regarding the Company and its business and the transactions contemplated hereby (including the information referred to in Section 5.8 hereof), furnished by or on behalf of the Company to the Purchasers upon their request are, when taken together with the SEC Documents, true and correct in all material respects and do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, misleading.

4.15 Properties and Assets. The Company does not own any real property and has good and marketable title to all other property and assets described as owned by it in the latest Financial Statements set forth in the SEC Documents, free and clear of all liens, pledges or encumbrances of any kind except (a) those, if any, reflected in such Financial Statements or (b) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, except as would not have a Material Adverse Effect. The Company owns or leases all such properties as are materially necessary to their respective operations as now conducted.

4.16 Compliance and Regulatory. The Company is in compliance with all applicable laws, rules and regulations of the jurisdictions in which it conducts its business, including all applicable local, state and federal environmental laws and regulations, and all applicable laws, rules and regulations enforced by the United States Food and Drug Administration (the “FDA”) (including the Federal Food, Drug And Cosmetic Act of, as amended, and the regulations promulgated thereunder) or any applicable laws enforced by equivalent governmental agency outside the United States, except where failures to be so in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Any preclinical studies or clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company (the “Studies”), were and, if still pending, are being and shall continue to be, conducted in all material respects in accordance all applicable laws and regulations governing the conduct of such Studies. The Company has not received any written notice from the FDA or any other governmental agency or institutional review board exercising comparable authority requiring the termination, suspension, or clinical hold of Studies, where such termination, suspension or clinical hold would reasonably be expected to have a Material Adverse Effect.

4.17 Taxes. The Company has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and have timely paid or accrued all taxes shown as due thereon, including interest and penalties, except where the failure to timely file any returns or pay such taxes would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of the Company, there is no tax deficiency that has been or might be asserted or threatened against it or them that would have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company. There are no liens for material taxes upon the assets of the Company other than for current taxes not yet due and payable or for taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s most recent financial statements included in the SEC Documents.

4.18 Investment Company. The Company is not, and immediately after receipt of payment for the Shares and Pre-Funded Warrants will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

4.19 Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business, including directors’ and officers’ liability insurance, all of which insurance is in full force and effect.

4.20 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares.

4.21 Governmental Permits, Etc. The Company has all franchises, licenses, permits, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of its business as currently conducted, including, without limitation, all such certificates, approvals, authorizations, exemptions, licenses and permits required by the FDA or any other comparable governmental agencies (collectively, “Permits”), except where the failure to possess such Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has not received any written notice requiring or threatening any revocation or modification of any such Permits, where such revocation or modification would reasonably be expected to have a Material Adverse Effect.

4.22 Internal Control over Financial Reporting. The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. To the knowledge of the Company, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

4.23 Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company, has, in the course of its actions for, or on behalf of, the Company (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.24 Employee Relations. No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s knowledge, is threatened or imminent. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant involving or otherwise affecting such executive officer’s relationship with the Company, and the continued employment of each such executive officer does not subject the Company to any material liability with respect to any of the foregoing matters.

4.25 ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred or expects to incur material liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

4.26 Registration Rights and Other Stockholder Agreements. No Person has any right to cause the Company to effect the registration under the Securities Act covering the transfer of any securities of the Company and there are no other stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders.

4.27 Trading Market Compliance. The Company has not, in the previous twelve (12) months, received (i) written notice from the Trading Market that the Company is not in compliance with the listing or maintenance requirements of the Trading Market that would result in immediate delisting or (ii) any notification, Staff Delisting Determination, or Public Reprimand Letter (as such terms are defined in applicable listing rules of the Trading Market) that requires a public announcement by the Company of any noncompliance or deficiency with respect to such listing or maintenance requirements. The Company is in compliance with all listing and maintenance requirements of the Trading Market on the date hereof.

4.28 No “Bad Actor” Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company, any Company Covered Person (as defined below), except for a Disqualification Event to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

4.29 OFAC. None of the Company or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is a Person, or is more than 50 percent owned in the aggregate by or acting on behalf of one or more Persons that are, currently the target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of comprehensive country-wide or territory-wide Sanctions; and the Company will not directly or knowingly indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business (i) with any Person, or in any country or territory, that, at the time of such funding, is a designated target of Sanctions, (ii) in a country or territory which at the time of such funding is the subject of comprehensive country-wide or territory-wide Sanctions, or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as advisor, investor or otherwise) of Sanctions.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each Purchaser, severally and not jointly, represents and warrants to the Company that:

5.1 Risk. Such Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information the Purchasers know about and deem relevant (including the SEC Documents) in making an informed decision to purchase the Securities.

5.2 Purchase for Investment. Purchaser is acquiring the Securities pursuant to this Agreement for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other Persons regarding the distribution of such Securities, except in compliance with Section 5.4.

5.3 Reliance. Such Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities. If any of the representations deemed to have been made by it by its purchase of the Securities are no longer accurate prior to Closing, the Purchaser shall promptly notify the Company. If such Purchaser is acquiring the Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

5.4 Compliance with the Securities Act. Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

5.5 Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

5.6 Power and Authority. Such Purchaser has all requisite corporate power, and has taken all requisite corporate action, to authorize, execute and deliver this Agreement and each of the other agreements and instruments contemplated herein to which the Purchaser is a party, to consummate the transactions contemplated herein and therein and to carry out and perform all of such Purchaser’s obligations hereunder and thereunder. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.

5.7 Broker Dealer. Such Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “Registered Broker Dealer”) and is not an Affiliate of a Registered Broker Dealer.

5.8 Sophisticated Investor. Such Purchaser acknowledges that it is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities, including securities such as the Securities being offered hereby. Such Purchaser further acknowledges that it is aware of the restrictions imposed by United States securities laws on the purchase or sale of securities by any Person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other Person when it is reasonably foreseeable that such other Person is likely to purchase or sell such securities in reliance upon such information.

5.9 Other Securities Transactions. Such Purchaser has not, either directly or indirectly through an Affiliate, agent or representative of the Company, engaged in any transaction in the securities of the Company other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby until the date hereof, except as set forth in filings made with the Commission pursuant to the Exchange Act.

5.10 Independent Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.11 Legends. Such Purchaser understands that, until such time as the Shares and/or Warrant Shares may be sold pursuant to Rule 144, any certificates representing the Shares and/or Warrant Shares, whether maintained in a book entry system or otherwise, will bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE FROM IT OF SUCH RESALE RESTRICTIONS.”

“ANY TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO COMPLIANCE WITH THE TERMS OF A LOCK-UP AGREEMENT, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.”

In addition, any stock certificates, whether maintained in a book entry system or otherwise, representing the Shares and/or Warrant Shares may contain any legend required by the blue sky laws of any state to the extent such laws are applicable to the sale of such Shares and/or Warrant Shares hereunder. The Company shall use its commercially reasonable efforts to help facilitate the removal of such legend when it is legally permitted to do so under Rule 144, or to facilitate any transfer of the Shares and/or Warrant Shares under Rule 144 that may be requested by Purchasers but shall not be obligated to incur any material costs or expenses in making such efforts other than as set forth herein.

The Company shall, at its sole expense, upon appropriate notice from any Purchaser stating that Shares and/or Warrant Shares have been sold pursuant to an effective registration statement, cause its transfer agent to timely prepare and deliver certificates or book-entry shares representing the Shares and/or Warrant Shares to be delivered to a transferee pursuant to the registration statement, which certificates or book-entry shares shall be free of any restrictive legends and in such denominations and registered in such names as such Purchaser may request. Further, the Company shall, at its sole expense, cause its legal counsel or other counsel satisfactory to the transfer agent: (i) while the registration statement is effective, to issue to the transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective registration statement, and (ii) provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends. A Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, any legend from such Shares and/or Warrant Shares, following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares and/or Warrant Shares: (i) following any sale of such Shares and/or Warrant Shares pursuant to Rule 144, (ii) if such Shares and/or Warrant Shares are eligible for sale under Rule 144(b)(1), or (iii) following the time that the registration statement is declared effective. If a legend removal request is made pursuant to the foregoing, the Company will, no later than two Business Days following the delivery by a Purchaser (if the request is made on or after five Business Days prior to the expiration of the Lock-Up Period set forth in Section 6.2(b), or if prior to such time, no later than five business days) to the Company or the Company’s transfer agent of a legended certificate representing such Shares and/or Warrant Shares (or a request for legend removal, in the case of Shares and/or Warrant Shares issued in book-entry form), deliver or cause to be delivered to such Purchaser a certificate representing such Shares and/or Warrant Shares that is free from all restrictive legends or an equivalent book-entry position, as requested by the Purchaser. Certificates for Shares and/or Warrant Shares free from all restrictive legends may be transmitted by the Company’s transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by such Purchaser. If a Purchaser effects a transfer of the Shares and/or Warrant Shares in accordance with this Section 5.11, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. Each Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 5.11 is predicated upon the Company’s reliance that such Purchaser will sell any such Shares and/or Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and such Purchaser will not sell any such Shares and/or Warrant Shares during the Lock-Up Period, and such Purchaser shall deliver a certificate reasonably satisfactory to the Company to the foregoing effect.

5.12 Restricted Securities. Such Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, such Purchaser represents that it is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.13 No “Bad Actor” Disqualification Events. Neither (i) the Purchaser, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Purchaser is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

SECTION 6 REGISTRATION OF THE SHARES AND COMPLIANCE WITH THE SECURITIES ACT.

6.1 Registration Procedures and Expenses.

(a) Registration Statement. The Company shall, on or before January 31, 2024 (the “Filing Deadline”), prepare and file with the Commission a Registration Statement on Form S-1 or S-3, as appropriate (the “Registration Statement”), relating to and providing for the resale of the Shares and/or Warrant Shares by the Purchasers on a continuous basis pursuant to Rule 415 under the Securities Act; provided, that the Purchasers have completed a form of questionnaire as may reasonably be requested by the Company at least 30 days prior to the Filing Deadline and have provided any other information regarding the holder and the distribution of the Securities as the Company may, from time to time, reasonably request for inclusion in a Registration Statement pursuant to applicable law. Notwithstanding the foregoing, the Company’s obligations under this Section 6.1(a) shall terminate at such time as the Shares and/or Warrant Shares become eligible for resale without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect.

(b) Effectiveness Deadline. The Company shall use its commercially reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare a Registration Statement covering the Shares and/or Warrant Shares effective as soon as practicable after the date of the filing thereof and in any event within five (5) Business Days after the earlier of (i) the date on which the staff of the Commission (the “Staff”) indicates via email or telephone that it will not review or has no further comments on the Registration Statement, or (ii) the filing of the Company’s Annual Report on Form 10-K for fiscal 2023, but in no event later than April 1, 2024 (such date, the “Effectiveness Deadline”).

(c) The Company shall promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) the second anniversary of the effective date of the Registration Statement, (ii) such time as all of the Shares and/or Warrant Shares purchased by the Purchasers pursuant to the terms of this Agreement have been sold pursuant to the Registration Statement, or (iii) such time as the Shares and/or Warrant Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect (the “Effectiveness Period”).

(d) If either: (a) the Registration Statement is (i) not filed with the Commission on or before the Filing Deadline in violation of Section 6.1(a) (a “Filing Failure”), or (ii) if filed but not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”), or (b) on any day during the Effectiveness Period and after the date on which the Registration Statement is declared effective, sales of all of the Shares and/or Warrant Shares required to be included on such Registration Statement cannot be made (other than during a Blackout Period) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of Shares and/or Warrant Shares as required by this Agreement) (a “Maintenance Failure”), then, in satisfaction of the damages to any Purchaser by reason of any such delay in or reduction of its ability to sell the Shares and/or Warrant Shares, the Company shall pay to each such Purchaser then holding Shares and/or Warrant Shares relating to such Registration Statement an amount in cash equal to 1.0% of the Purchase Price for the Shares and/or Warrant Shares then held by such Purchaser on each of the following dates (as applicable): (x) on every thirtieth (30th) day (prorated for periods totaling less than 30 days) following such Filing Failure until such Filing Failure is cured; (y) on every thirtieth (30th) day (prorated for periods totaling less than 30 days) following such Effectiveness Failure until such Effectiveness Failure is cured; and (z) on every thirtieth (30th) day (prorated for periods totaling less than 30 days) following such Maintenance Failure until such Maintenance Failure is cured. The payments to which a Purchaser shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Registration Delay Payments”; provided that no Registration Delay Payments shall be required following the termination of the Effectiveness Period, and provided further that in no event shall the aggregate

Registration Delay Payments accruing under this Section 6.1(d) exceed 6% of the Purchase Price for the Securities then held by such Purchaser (i.e., corresponding to a total delay of six months). In no event shall the Company be obligated to pay any damages pursuant to this Section 6.1(d) to more than one Purchaser in respect of the same Shares and/or Warrant Shares for the same period of time. The Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third (3rd) Business Day after the event or failure giving rise to the Registration Delay Payments is cured. If a Purchaser elects to receive the Registration Delay Payments and such payments are timely paid, then the Registration Delay Payments described in this Section 6.1(d) shall constitute the Purchasers’ exclusive monetary remedy for any Filing Failure, Effectiveness Failure or Maintenance Failure. To the extent that a Purchaser does not elect to receive the Registration Delay Payments or such payments are not timely made by the Company, then the Purchaser may assert any other damages arising from such delays. The Filing Deadline and Effectiveness Deadline for a Registration Statement shall be extended without default or damages hereunder in the event that the Company’s failure to file or obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act. For the sake of clarity, at such time as Shares and/or Warrant Shares become eligible for resale without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect, a Purchaser shall not be eligible to receive any Registration Delay Payments with respect to such Shares and/or Warrant Shares.

(e) Related Obligations. At such time as the Company is obligated to file the Registration Statement with the Commission pursuant to Section 6.1(a) hereof, the Company will use commercially reasonable efforts to effect the registration of the Shares and/or Warrant Shares in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(i) The Company shall submit to the Commission, within three (3) Business Days after the Company learns that no review of the Registration Statement will be made by the Staff or that the Staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request, subject to the approval of the Staff. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times with respect to each Purchaser’s Shares and/or Warrant Shares until the expiration of the Effectiveness Period. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(ii) The Company shall notify the Purchasers in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission. The Company shall also promptly notify the Purchasers in writing (i) of any request by the Commission for amendments or supplements to the Registration Statement or related prospectus or related information, and (ii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(iii) The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Shares and/or Warrant Shares for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchasers of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(iv) Neither the Company nor any affiliate thereof shall identify any Purchaser as an underwriter in any public disclosure or filing with the Commission or any applicable Trading Market without the prior written consent of such Purchaser, and any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement.

(f) Blackout Period. Notwithstanding the foregoing obligations, the Company may, upon written notice to the Purchasers, which notice shall not contain any information that is or the Company reasonably believes is material non-public information, for a reasonable period of time after effectiveness, not to exceed 30 days (each, a “Blackout Period”), delay the filing of an amendment to a Registration Statement or suspend the effectiveness or use of any Registration Statement, in the event that (A) the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, if the Company determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Registration Statement would require at that time disclosure of such activity, transaction, preparations or negotiations and such disclosure could result in material harm to the Company or its business transactions or activities, (B) the Company does not yet have appropriate financial statements of any acquired or to be acquired entities necessary for filing, or (C) any other event occurs that makes any statement of a material fact made in such Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in the Registration Statement in order to make the statements therein not misleading; provided, however, that any Blackout Period shall terminate upon the earlier of (i) the expiration of such 30-day period or (ii) the completion, resolution or public announcement of the relevant transaction or event. If the Company suspends the effectiveness of a Registration Statement pursuant to this Section 6.1(f), the Company shall (x) as promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of such Registration Statement and give written notice to the Purchasers authorizing the Purchasers to resume offerings and sales pursuant to such Registration Statement, and (y) cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of any Purchaser in accordance with the terms of this Agreement in connection with any sale of Shares and/or Warrant Shares with respect to which a Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Blackout Period and for which the Purchaser has not yet settled. If as a result thereof the prospectus included in such Registration Statement has been amended or supplemented to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to Purchaser given pursuant to this Section 6. The Company shall be entitled to exercise its rights under this Section 6.1(f) not more than once in any six (6) month period; provided, however, that the aggregate number of days of all Blackout Periods hereunder shall not exceed 60 days in any twelve (12) month period. After the expiration of any Blackout Period and without further request from the Purchaser, the Company shall effect the filing (or if required amendment or supplement) of the Registration Statement, or the filing of other documents, as necessary to allow the Purchaser to resell the Shares and/or Warrant Shares as set forth herein.

(g) Registration Expenses. The Company shall bear all expenses in connection with the procedures in paragraphs (a) through (d) of this Section 6.1 and the registration of the Shares and/or Warrant Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any in connection with the offering of the Shares and/or Warrant Shares pursuant to the Registration Statement.

(h) Timely Filing. In order to enable the Purchasers to sell the Shares and/or Warrant Shares under Rule 144 to the Securities Act, the Company shall use its commercially reasonable efforts during the Effectiveness Period to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company. During the Effectiveness Period, the Company covenants to timely file all reports required to be filed by the Company under the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(i) The Company shall provide the Purchasers an opportunity to review and comment on all disclosures regarding the Purchasers and any plan of distribution proposed by them in connection with the preparation of any Registration Statement. Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Purchaser or Affiliate of a Purchaser as an “underwriter” without the prior written consent of such Purchaser.

6.2 Restrictions on Transfer.

(a) Each Purchaser agrees that it will not effect any disposition of the Shares and/or Warrant Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, unless and until (1) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (2) such disposition is otherwise permitted by law, including pursuant to the procedures set forth in Rule 144 under the Securities Act.

(b) Notwithstanding anything to the contrary in this Agreement, during the period beginning on the Closing Date and ending on the date that is the earlier of (i) the Company’s public release of the initial data readout of the Phase 1b clinical trial of ORIC-114 following the date hereof and (ii) December 31, 2023 (the “Lock-Up Period”), each Purchaser shall not, directly or indirectly, sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership of, or otherwise dispose of any of the Securities except:

(i) to the Company;

(ii) in response to a bona fide public tender offer or exchange offer subject to Regulation 14D or Rule 13e-3 of the rules promulgated under the Exchange Act by the Commission, for cash or other consideration which is made by or on behalf of the Company;

(iii) in connection with a bona fide third-party tender offer, merger, consolidation or other similar transaction, approved by the board of directors of the Company, made to all holders of Common Stock involving a change of control of the Company, provided that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock held by the Purchaser shall remain subject to the restrictions on transfer set forth herein; or

(iv) to an Affiliate of Purchaser in one or more transactions, so long as prior to or concurrent with any such transfer such Affiliate agrees in writing to be bound by the terms of this Agreement.

6.3 Indemnification. For the purpose of this Section 6.3: (i) the term “Purchaser/Affiliate” shall mean any Affiliate of the Purchaser; and (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus (the “Prospectus”), free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 6.1.

(a) The Company agrees to indemnify and hold harmless the Purchasers and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, that such Purchaser or Purchaser/Affiliate incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made or (ii) arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, breach of any covenant of the Company contained in this Agreement or any failure of the Company to perform its other obligations hereunder or under law, and will promptly reimburse each Purchaser and each Purchaser/Affiliate for any legal and other out-of-pocket expenses as such expenses are reasonably incurred and documented by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld or delayed, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the gross negligence or willful misconduct of such Purchaser or any Purchaser/Affiliate, or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser or any Purchaser/Affiliate expressly for use therein, or (iii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser. Any such indemnified Purchaser shall return all payments made hereunder if it is determined, by a final, non-appealable judgment by a court or arbitral tribunal, that the losses for which such payments were made resulted from such indemnified Purchaser’s or any Purchaser/Affiliate’s gross negligence or willful misconduct.

(b) Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses that the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 6.2 hereof respecting the sale of the Shares and/or Warrant Shares or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser or any Purchaser/Affiliate expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (i) each Purchaser’s aggregate liability under this Section 6 shall not exceed the amount of proceeds received by such Purchaser on the sale of the Shares and/or Warrant Shares pursuant to the Registration Statement and (ii) the Purchaser will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Purchaser which consent shall not be unreasonably withheld or delayed.

(c) Promptly after receipt by an indemnified party under this Section 6.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.3 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 6.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 6.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Securities hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Securities purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Securities that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 6.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 6.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 6.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 6.3 are several and not joint.

SECTION 7 NO BROKER’S FEES.

Each of the Company and the Purchasers hereby represents that no broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other entity is entitled to any broker’s, finder’s, financial advisor’s financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7 being untrue.

SECTION 8 COVENANTS.

8.1 Form D; Blue Sky Filings. The Company agrees to file a Form D with respect to the Securities as required under Regulation D of the Securities Act. The Company will take such action as the Company shall reasonably determine is necessary in order to obtain an exemption from, or to qualify the Securities for, sale to the Purchasers at each of the Closings respectively pursuant to this Agreement under applicable securities of “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon the written request of the Purchasers.

8.2 Lock-up. The Company covenants and agrees that it shall not waive the terms of the lock-up set forth in Section 6.2(b) unless such waiver applies to all Purchasers.

8.3 Listing of Common Stock. The Company shall promptly secure the listing of the Shares and/or Warrant Shares upon each national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8.3.

8.4 Non-Public Information. The Company has not provided the Purchasers with any information that will constitute material non-public information upon the expiration of the Lock-Up Period.

SECTION 9 NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)	if to the Company, to:

ORIC Pharmaceuticals, Inc.

240 E. Grand Ave., 2nd Floor

South San Francisco, California 94080

Attn: President and Chief Executive Officer

Email: jacob.chacko@oricpharma.com

with a copy to (which shall not constitute notice):

Legal Department

Email: legal@oricpharma.com

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attn: Jennifer Knapp

Email: jknapp@wsgr.com

or to such other Person at such other place as the Company shall designate to the Purchasers in writing; and

(b) if to the Purchasers, to the address set forth on Schedule A or to such other Person at such other place as the Purchasers shall designate to the Company in writing.

SECTION 10 MISCELLANEOUS.

10.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchasers holding at least a majority of the Securities then held by Purchasers; provided that if any amendment or waiver disproportionately and adversely affects a Purchaser (or group of Purchasers) in any material respect, the consent of such disproportionately affected Purchaser (or group of Purchasers) shall also be required.

10.2 Headings; Interpretation. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. The terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” All references in this Agreement to “dollars” or “$” shall mean United States dollars. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The term “including” or “includes” means “including without limitation” or “includes without limitation.”

10.3 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.4 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares and Pre-Funded Warrants. The agreements and covenants contained herein shall survive for the applicable statute of limitations.

10.5 Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to its or any other jurisdiction’s choice of law rules. Any and all disputes arising out of, concerning, or related to this Agreement, or to the interpretation, performance, breach or termination thereof shall be referred to and resolved by the federal courts located in New York, New York. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR

THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.6 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

10.7 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. None of the Purchasers may assign this Agreement or any rights or obligations hereunder, in whole or in part, without the prior written consent of the Company.

10.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6.3 and this Section 10.8.

10.9 Entire Agreement. This Agreement and the other documents and instruments delivered pursuant hereto or thereto, including the exhibits and schedules hereto or thereto, constitute the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof and thereof.

10.10 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

10.11 Payment of Fees and Expenses. Except as otherwise provided herein or in the other documents or instruments contemplated hereby, each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; provided that, at the Closing, the Company shall pay the documented and reasonable out-of-pocket legal fees and expenses of Nextech Invest Ltd. and affiliated entities (as lead investor hereunder), not to exceed $75,000 in the aggregate. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.12 Further Actions. Each party hereto agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.13 Form 8-K. As soon as practicable, and in any event by the fourth (4th) Business Day following the Effective Date, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by this Agreement and attaching this Agreement as an exhibit to such filing (the “Form 8-K”); provided, however that the Purchasers shall be given an opportunity to review and comment on the disclosure contained in such Current Report on Form 8-K prior to filing. Except for the Form 8-K contemplated by this Section 10.13, all public announcements regarding this Agreement shall be issued only in accordance with Section 10.14.

10.14 Public Announcement. No press release or, except to the extent required under applicable law, other public announcement shall be made, directly or indirectly, by either party hereto concerning the execution of this Agreement, the terms and conditions hereof or the consummation of the transactions contemplated hereby, in each case without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Company may issue a press release in connection with the execution of this Agreement to announce the execution of this Agreement, the terms and conditions hereof and/or the consummation of the transactions contemplated hereby without the consent of any other party hereto, provided that such press release will not include the name of a Purchaser without such Purchaser’s consent. The Company shall not include the name of any of the Purchasers in the public disclosure or any other public announcement or publication without the prior written consent of such Purchaser, except as required by law, rule, regulation or applicable SEC guidance, provided however that the parties agree and understand that the Purchasers shall be listed in the selling stockholder section of the Registration Statement(s) filed in connection with the Securities issued to the Purchasers pursuant to this Agreement.

10.15 Equal Treatment of Purchasers. No consideration (including any modification of this Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to such Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Common Stock or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

ORIC PHARMACEUTICALS, INC.

By:	/s/ Jacob M. Chacko, M.D.
Jacob M. Chacko, M.D.
President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

NEXTECH CROSSOVER I SCSP
By: Nextech Crossover I GP S.á.r.l., its General Partner

By:	/s/ Ian Charoub
Name:	Ian Charoub
Title:	Manager

NEXTECH CROSSOVER I SCSP
By: Nextech Crossover I GP S.á.r.l., its General Partner

By:	/s/ Costas Constantinides
Name:	Costas Constantinides
Title:	Manager

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

ECOR1 CAPITAL FUND, L.P.
By: EcoR1 Capital, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title:	Manager

ECOR1 CAPITAL FUND QUALIFIED, L.P.
By: EcoR1 Capital, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title:	Manager

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

VENROCK HEALTHCARE CAPITAL PARTNERS EG, L.P.
By: VHCP Management EG, LLC, its general partner

By:	/s/ Sherman Souther
Name:	Sherman Souther
Title:	Authorized Signatory

VENROCK HEALTHCARE CAPITAL PARTNERS III, L.P.
By: VHCP Management III, LLC, its general partner
By: VR Adviser, LLC, its manager

By:	/s/ Sherman Souther
Name:	Sherman Souther
Title:	Authorized Signatory

VHCP CO-INVESTMENT HOLDINGS III, LLC
By: VHCP Management III, LLC, its manager
By: VR Adviser, LLC, its manager

By:	/s/ Sherman Souther
Name:	Sherman Souther
Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

FRAZIER LIFE SCIENCES X, L.P.
By: FHMLS X, L.P., its general partner
By: FHMLS X, L.L.C., its general partner

By:	/s/ Patrick Heron
Name:	Patrick Heron
Title:	Managing Director

FRAZIER LIFE SCIENCES XI, L.P.
By: FHMLS XI, L.P., its general partner
By: FHMLS XI, L.L.C., its general partner

By:	/s/ Patrick Heron
Name:	Patrick Heron
Title:	Managing Director

FRAZIER LIFE SCIENCES PUBLIC FUND, L.P.
By: FHMLSP, L.P., its general partner
By: FHMLSP, L.L.C., its general partner

By:	/s/ Albert Cha
Name:	Albert Cha
Title:	Managing Director

FRAZIER LIFE SCIENCES PUBLIC OVERAGE FUND, L.P.
By: FHMLSP Overage, L.P., its general partner
By: FHMLSP Overage, L.L.C., its general partner

By:	/s/ Albert Cha
Name:	Albert Cha
Title:	Managing Director

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

BOXER CAPITAL, LLC

By:	/s/ Aaron Davis
Name:	Aaron Davis
Title:	Chief Executive Officer

MVA INVESTORS, LLC

By:	/s/ Aaron Davis
Name:	Aaron Davis
Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

FORM OF PRE-FUNDED WARRANT

[Filed separately as Exhibit 4.1]

EXHIBIT B

FORM OF D&O LOCK-UP AGREEMENT

ORIC Pharmaceuticals, Inc.

[•], 2023

ORIC Pharmaceuticals, Inc.

240 E. Grand Ave., 2nd Floor

South San Francisco, California 94080

Re: ORIC Pharmaceuticals, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that ORIC Pharmaceuticals, Inc. (the “Company”) is party to that certain Securities Purchase Agreement dated on or about the date hereof (the “Purchase Agreement”) providing for the sale and issuance of the Company’s Securities. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the entry into the Purchase Agreement, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning on the date hereof and continuing until the termination of the Lock-Up Period under the Purchase Agreement (the “Lock-Up Period”), the undersigned shall not, without the prior written consent of the Company, subject to the exceptions set forth below:

(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for the Company’s Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Lock-Up Shares”), or publicly disclose the intention to make any offer, sale, pledge or disposition of any Lock-Up Shares; or

(2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Lock-Up Shares or such other securities, in cash or otherwise, in each case other than:

(A) transfers as a bona fide gift or gifts,

(B) transfers or dispositions to any trust for the direct or indirect benefit of the undersigned,

(C) distributions by a trust to its beneficiaries,

(D) transfers or dispositions to any corporation, partnership, limited liability company or other entity, all of the beneficial ownership interests of which are held by undersigned,

(E) transfers or dispositions by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of undersigned,

(F) transfers to partners, members or stockholders of the undersigned, or to another partnership, limited liability company, corporation or other business entity that controls, is controlled by or is under common control with the undersigned;

(G) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, approved by the board of directors of the Company, made to all holders of Common Stock involving a change of control of the Company, provided that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock held by the undersigned shall remain subject to the restrictions on transfer set forth herein;

(H) the receipt by the undersigned from the Company of shares of Common Stock upon the exercise of options or the settlement of restricted stock units; provided that the Common Stock received as a result of such exercise, vesting or settlement shall remain subject to the restrictions on transfer set forth in this agreement and any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause;

(I) transfers to the Company for the purposes of exercising (including for the payment of tax withholdings or remittance payments due as a result of such exercise) on a “net exercise” or “cashless” basis options or other equity awards or (ii) transfers for the payment of tax withholdings or remittance payments due as a result of the vesting or settlement of such restricted stock units; provided that the Common Stock issued shall remain subject to the restrictions on transfer set forth in this agreement and any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause;

(J) transfers to the Company pursuant to any contractual arrangement that provides for the repurchase by the Company or forfeiture of the undersigned’s Common Stock in connection with the termination of the undersigned’s service to the Company; provided that if the undersigned is required to file a report under Section 16 of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the termination of the undersigned’s employment or other services;

(K) transfers under a 10b5-1 Trading Plan (as defined below) that is existing on the date hereof; provided that if the undersigned is required to file a report under Section 16 of the Exchange Act reporting such transfer during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to a transfer in accordance with a 10b5-1 Trading Plan;

provided that (x) in the case of any transfer or distribution pursuant to clauses (A) - (F), each transferee, donee or distributee shall execute and deliver to the Company a lock-up letter in the form of this letter agreement. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned understands that the undersigned shall be released from all obligations under this letter agreement if the Purchase Agreement shall terminate or be terminated prior to the Closing.

Very truly yours,

By:
Name: